EXHIBIT 99.1

SIGNATURE FOR FORM 4

COWEN STRUCTURED HOLDINGS LLC, as
successor in interest to LaBranche & Co Inc.

By:	/s/ Owen Littman
Name: Owen Littman
Title: Authorized Person
Date: June 29, 2011